FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/16/2023

Work Order Item Number:	W2023051601667-2910595
Filing Number:	20233201058
Filing Type:	Certificate of Designation
Filing Date/Time:	5/16/2023 2:39:00 PM
Filing Page(s):	2

Indexed Entity Information:

Entity ID: E0283142018-1 **Entity Name:** Inky Inc.

Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
BUSINESS FILINGS INCORPORATED
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0283142018-1
[signature]	Filing Number 20233201058
Secretary of State State Of Nevada	Filed On 5/16/2023 2:39:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☒ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☐ **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Inky Inc. Entity or Nevada Business Identification Number (NVID): E0283142018-1
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A Super-Voting Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution:	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* Inky Inc. hereby creates Series A Super-Voting Preferred Stock with the following rights (see attached)
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X /s/ Ioanna Kallidou Signature of Officer Date: 05/16/2023

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

CERTIFICATE OF DESIGNATION OF

SERIES A SUPER-VOTING PREFERRED STOCK

INKY INC.

(PURSUANT TO THE NEVADA REVISED STATUTES)

INKY INC., a corporation organized and existing under the laws of the State of Nevada (the **"Company"**), hereby certifies as of May 8, 2023 (the **"Filing Date"**) that the following resolution was duly adopted pursuant to a unanimous written consent of the board of directors of the Company (the **"Board of Directors"**), dated as of May 8, 2023, pursuant to the NRS:

RESOLVED, that pursuant to the authority vested in the Board of Directors (the **"Board of Directors"** or, the **"Board"**) of INKY Inc. (the **"Company"**) by the Company's Articles of Incorporation, and in accordance with the Nevada Revised Statutes (the **"NRS"**), the Board of Directors hereby sets forth the terms of the Series A Super-Voting Preferred Stock of the Company and hereby states the number of shares, and fixes the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, of such series of shares as follows:

1. Designation and Amount. The shares of such series shall be designated as **"Series A Super-Voting Preferred Stock"** (the **"Series A Stock"**), and the number of authorized shares constituting the Series A Stock shall be 100,000. Such number of shares may be decreased by resolution of the Board of Directors adopted and filed pursuant to the NRS, Section 151(g), or any successor provision; *provided,* that no such decrease shall reduce the number of authorized shares of Series A Stock to a number less than the number of shares of Series A Stock then outstanding plus the number of shares of Series A Stock reserved for issuance upon the exercise of outstanding options, warrants, convertible or exchangeable securities or other rights to acquire shares of Series A Stock.

2. Voting. The shares of Series A Stock shall vote on the basis of ten thousand (10,000) votes per share of Series A Stock.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on this 8 day of May 2023.

INKY Inc.

/s/ ______________________________
Name: Ioanna Kallidou
Title: Chief Executive Officer